As filed with the Securities and Exchange Commission on January 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Delaware	48-1293684	3845
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)	(Primary Standard Industrial Classification Code Number)

2800 Patton Road

St. Paul, Minnesota 55113

(651) 634-3071

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dan W. Gladney

Chief Executive Officer

EnteroMedics Inc.

2800 Patton Road

St. Paul, Minnesota 55113

(651) 634-3003

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Timothy S. Hearn Jonathan B. Abram Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, Minnesota 55402 Tel: (612) 340-2600 Fax: (612) 340-2868	Michael F. Nertney Ellenoff Grossman & Schole, LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-213704)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Proposed maximum aggregate offering price (1)	Amount of Registration Fee (2))
Class A Units consisting of:	$422,438	$48.96
(i) shares of common stock, par value $0.01 per share
(ii) Warrants to purchase common stock
Class B Units consisting of:	1,326,712	153.77
(i) Series A Convertible Preferred Stock
(ii) Common Stock issuable on conversion of Series A Convertible Preferred Stock
(iii) Warrants to purchase common stock
Common stock issuable upon exercise of the warrants	3,645,488	422.51
Total	$5,394,638	$625.24

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the securities registered also include such indeterminate amounts and numbers of shares of common stock issuable to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Also includes the offering price of additional units that the underwriters have the option to purchase.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This 462(b) Registration Statement relates to the public offering of Class A Units and Class B Units (the “Offering”) contemplated by the Registration Statement on Form S-1 (File No. 333-213704), which was initially filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2016, and which, as amended, was declared effective by the SEC on January 17, 2017 (the “Prior Registration Statement”). This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price by $1,749,150. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Paul, Minnesota on January 17, 2017.

ENTEROMEDICS INC.

By:	/s/ Dan W. Gladney
Dan W. Gladney
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Dan W. Gladney Dan W. Gladney	Chairman of the Board and President and Chief Executive Officer (principal executive officer)	January 17, 2017

/s/ Scott P. Youngstrom Scott P. Youngstrom	Chief Financial Officer and Chief Compliance Officer (principal financial and accounting officer)	January 17, 2017

* Gary D. Blackford	Director	January 17, 2017

* Carl Goldfischer, M.D.	Director	January 17, 2017

* Bobby I. Griffin	Director	January 17, 2017

* Lori C. McDougal	Director	January 17, 2017

* Nicholas L. Teti, Jr.	Director	January 17, 2017

* Jon T. Tremmel	Director	January 17, 2017

*By:	/s/ Dan W. Gladney
Dan W. Gladney
Attorney-in-fact

Exhibit Number	Description of Document

5.1*	Opinion of Dorsey & Whitney LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1	Power of Attorney (Incorporated herein by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-1 filed on September 20, 2016 (File No. 333-213704)).

*	Filed herewith.